    As filed with the Securities and Exchange Commission on January 21, 2004
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                          UNIVERSAL DISPLAY CORPORATION
             (Exact name of registrant as specified in its charter)

         Pennsylvania                       3575                 23-2372688
  (State or other jurisdiction   (Primary Standard Industrial (I.R.S. Employer
of incorporation or organization)    Classification No.)     Identification No.)

                             375 Phillips Boulevard
                             Ewing, New Jersey 08618
                                 (609) 671-0980
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                               STEVEN V. ABRAMSON
                      President and Chief Operating Officer
                          Universal Display Corporation
                             375 Phillips Boulevard
                             Ewing, New Jersey 08618
                                 (609) 671-0980
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                        Copies of all communications to:

                             RICHARD A. SILFEN, ESQ.
                            JUSTIN W. CHAIRMAN, ESQ.
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103
                                 (215) 963-5000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

=========================== ================= ========================= ========================== ===================
      Title of Each                                   Proposed                  Proposed
   Class of Securities        Amount to be     Maximum Offering Price       Maximum Aggregate          Amount of
     to be Registered        Registered(1)          Per Unit(2)             Offering Price(2)       Registration Fee
--------------------------- ----------------- ------------------------- -------------------------- -------------------
Common Stock, $0.01           $50,000,000               100%                   $50,000,000               $4,045
par value
Preferred Stock, $0.01
par value
Warrants(3)
Depositary Shares(4)
=========================== ================= ========================= ========================== ===================

(1) Not specified as to each class of the above-referenced securities being registered hereby, pursuant to General Instruction II.D of Form S-3. In no event will the aggregate initial offering price of the securities registered hereby exceed $50,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including currency units. The securities registered hereby may be sold separately, together or in units with other securities registered hereby. This registration statement also includes any securities issuable upon stock splits or similar transactions pursuant to Rule 416 under the Securities Act.

(2) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(o) under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereby.

(3) There are being registered hereby an indeterminate number of warrants entitling the holders thereof to purchase shares of common stock or shares of preferred stock, which may be sold separately, together or in units with other securities registered hereby.

(4) There are being registered hereby an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement to be entered into between the registrant and a depositary. In the event the registrant elects to offer to the public fractional interests in the shares of preferred stock registered hereby, depositary receipts will be distributed to those persons purchasing such fractional interests and the shares of preferred stock will be issued to the depositary under a deposit agreement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED January 21, 2004


PROSPECTUS

                                   $50,000,000

                          UNIVERSAL DISPLAY CORPORATION

                                  Common Stock
                                 Preferred Stock
                                    Warrants
                                Depositary Shares



         We may offer up to $50,000,000 of our common stock, preferred stock, warrants to purchase our common stock and preferred stock and depositary shares. Our common stock is quoted on the Nasdaq National Market under the symbol "PANL", and is also traded on the Philadelphia Stock Exchange under the symbol "PNL."

         We may offer these securities at prices and on terms to be set forth in one or more supplements to this prospectus. These securities may be offered directly, through agents on our behalf or through underwriters or dealers

         An investment in our securities involves significant risks. You should carefully consider the risk factors beginning on page 5 of this prospectus before investing in our securities.

         The securities described in this prospectus have not been approved by the Securities and Exchange Commission or any state securities commission, nor have they determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                 -----------------------------------------------

                 The date of this prospectus is January __, 2004

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference contain some "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and information relating to us that is based on the beliefs of our management, as well as assumptions made by, and the information currently available to, our management. Among other things, these statements include, but are not limited to, the statements in this prospectus and the documents incorporated by reference regarding:

o the outcomes of our ongoing and future Organic Light Emitting Device ("OLED") technology research and development activities;

o our ability to access future OLED technology developments of our academic and commercial research partners;

o our ability to form and continue strategic relationships with manufacturers of OLEDs and OLED-containing products;

o   the protections afforded to us by the patents that we own or license;

o the anticipated success of our OLED technologies, materials and manufacturing equipment commercialization strategies;

o the potential commercial applications of our OLED technologies and materials, and of OLED-containing products in general;

o   future demand for our OLED technologies and materials;

o the comparative advantages and disadvantages of our OLED technologies and materials versus competing technologies and materials currently on the market;

o the nature and potential advantages of any competing technologies that may be developed in the future;

o the payments that we expect to receive in the future under our existing contracts;

o   our future capital requirements;

o the amount and type of securities that we will issue in the future to our business partners and others; and

o our future OLED technology licensing and OLED material sales revenues and results of operations.

         In addition, when used in these documents, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions involving potential future developments are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in these forward-looking statements, including those risks discussed in this prospectus and the documents incorporated by reference.

         You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the documents incorporated by reference, as the case may be. Except for special circumstances in which a duty to update arises when prior disclosure becomes materially misleading in light of subsequent events, we do not intend to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                              ABOUT THIS PROSPECTUS

         This prospectus describes certain securities of Universal Display Corporation, a Pennsylvania corporation. We sometimes refer to Universal Display Corporation, together with its wholly owned subsidiary, UDC, Inc., using the words "we," "our" or "us," or as the "Company." This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process, which allows us to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this prospectus, we may offer up to $50,000,000 worth of securities.

         This prospectus contains a general description of the securities we may offer. We will describe the specific terms of these securities, as necessary, in supplements that we attach to this prospectus for each offering. Each supplement will also contain specific information about the terms of the offering it describes. The supplements may also add, update or change information contained in this prospectus. In addition, as we describe below in the section entitled "Where You Can Find More Information," we have filed and plan to continue to file other documents with the SEC that contain information about us. Before you decide whether to invest in our securities, you should read this prospectus, the supplement that further describes the offering of those securities and the information we otherwise file with the SEC.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

         This prospectus is part of our "shelf" registration statement. We have filed the registration statement with the SEC under the Securities Act of 1933 to register the securities that we may offer by this prospectus and any supplements. Not all of the information in the registration statement appears in this prospectus, or will appear in any supplement. For more detail, you can read the entire registration statement, and all of the exhibits filed with it, at the SEC's offices or website as described above.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

         The documents that we are incorporating by reference are:

         o     Our Annual Report on Form 10-K for the year ended
               December 31, 2002;

         o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2003;

         o Our Current Report on Form 8-K filed with the SEC on August 25, 2003; and

         o The description of our common stock that is contained in our Registration Statement on Form 8-A filed with the SEC on August 6, 1996.


         Any documents which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the end of any offering of securities made under this prospectus will also be considered to be incorporated by reference.

         If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. We will provide such documents to you free of charge, but will not include any exhibits, unless those exhibits are incorporated by reference into the document. You should address written requests for documents to Sidney D. Rosenblatt, Executive Vice President, Chief Financial Officer, Treasurer and Secretary, Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.

                                  RISK FACTORS

         An investment in our securities involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors before making an investment decision concerning our securities. You should not purchase our securities if you cannot afford the loss of your entire investment.

Risks Relating to Our Business

We do not expect to be profitable in the foreseeable future, and may never be profitable.

         Since inception, we have generated limited revenues while incurring significant losses. We expect to incur losses for the foreseeable future and until such time, if ever, as we are able to achieve sufficient levels of revenue from the commercial exploitation of our OLED technologies and materials to support our operations. You should note, however, that:

o   OLED technologies may never become commercially viable;

o   markets for flat panel displays utilizing OLED technologies may be limited;
    and

o we may never generate sufficient revenues from the commercial exploitation of our OLED technologies and materials to become profitable.

         Even if we find commercially viable applications for our OLED technologies and materials, we may never recover our research and development costs.

If we do not receive additional financing in the future, we might not be able to continue the research, development and commercialization of our OLED technologies and materials.

         Our capital requirements have been and will continue to be significant. Substantial additional funds will be required in the future for research, development and commercialization of our OLED technologies and materials, to obtain and maintain patents and other intellectual property rights in these technologies and materials, and for working capital and other purposes, the timing and amount of which are difficult to ascertain. Our cash on hand may not be sufficient to meet all of our future obligations. When we need additional funds, such funds may not be available when needed, on commercially reasonable terms or at all. If we cannot obtain more money when needed, our business might fail. Additionally, if we attempt to raise money in an offering of shares of our common stock, preferred stock, warrants or depositary shares, or if we engage in acquisitions involving the issuance of additional shares of our common stock, preferred stock, warrants or depositary shares, the issuance of these shares will dilute our then-existing shareholders.

If our OLED technologies and materials are not feasible for broad-based product applications, we may never generate revenues sufficient to support ongoing operations.

         Before OLED manufacturers will agree to utilize our OLED technologies and materials for wide-scale commercial production, it is likely that we must first demonstrate to the satisfaction of these manufacturers that our OLED technologies and materials are feasible for broad-based product applications. This, in turn, will require substantial advances in our research and development efforts in a number of areas, including:

o   device reliability;

o   the development of long-lived OLED materials for full color OLED displays;
    and

o issues related to scalability and cost effective fabrication technologies for product applications.


         Our efforts may never demonstrate the feasibility of our OLED technologies and materials for broad-based product applications, particularly full color, large area, high resolution and high information content flat panel displays such as those used in televisions.

         Our research and development efforts remain subject to all of the risks associated with the development of new products based on emerging and innovative technologies, including, without limitation, unanticipated technical or other problems and the possible insufficiency of funds for completing development of these products. Technical problems may result in delays and cause us to incur additional expenses that would increase our losses. If we cannot complete research and development of our OLED technologies and materials successfully, or if we experience delays in completing research and development of our OLED technologies and materials for use in potential applications, particularly after the occurrence of significant expenditures, our business may fail.

Even if our OLED technologies are technically feasible, they may not be adopted by manufacturers of OLEDs and OLED-containing products.

         The potential size, timing and viability of market opportunities targeted by us are uncertain at this time. Market acceptance of our OLED technologies will depend, in part, upon these technologies providing benefits comparable to CRT and LCD technologies (the current standard display technologies) at an appropriate cost, and the adoption of these technologies by consumers, neither of which have been achieved. Also, there may be a number of additional technologies that OLED manufacturers need to utilize in order to bring OLED-containing products to the market. Many potential licensees of our OLED technologies manufacture flat panel displays utilizing competing technologies, and may, therefore, be reluctant to redesign their products or manufacturing processes to incorporate our OLED technologies. Moreover, even if our OLED technologies are a viable alternative to competing technologies, if additional technologies are required to bring OLED-containing products to the market and potential licensees are unable to obtain access to these technologies, they may not utilize our OLED technologies.

The flat panel display industry has historically experienced significant downturns, which may adversely affect the demand for and pricing of our OLED technologies and materials.

         The flat panel display industry has experienced significant, periodic downturns, often in connection with, or in anticipation of, declines in general economic conditions. These downturns have been characterized by lower product demand, production overcapacity and erosion of average selling prices. Industry-wide fluctuations and downturns could harm our business.

If our research partners fail to make advances in their research, or if they terminate their relationships with us, we might not succeed in commercializing our OLED technologies and materials.

         Research and development of commercially viable applications for our OLED technologies and materials depend substantially on the success of the sponsored research conducted by our research partners. We cannot be certain that our research partners will make additional advances in the research and development of these technologies and materials. Moreover, although we fund OLED technology research, the scope of and technical aspects of this research and the resources and efforts directed to this research are in large part subject to the control of our research partners.

         Our most significant research and development relationships are with Princeton University and the University of Southern California (USC). Our Research Agreement with Princeton University expires in July 2007 and both this agreement and our Amended License Agreement with Princeton University and USC (the agreement under which we license our key OLED technology patents) can be terminated for various reasons. For example, the Research Agreement provides that if Dr. Stephen Forrest, the principal investigator for our research program with Princeton University, is unavailable to continue to serve in this capacity, because he is no longer associated with Princeton University or for any other reason, and a successor acceptable to both us and Princeton University is not available, Princeton University has the right to terminate the Research Agreement without impacting the Amended License Agreement. The termination of the Research Agreement or the Amended License Agreement would materially and adversely affect our ability to research, develop and commercialize our OLED technologies and materials.

If we cannot form or maintain strategic relationships with companies that manufacture OLEDs and OLED-containing products, our commercialization strategy will fail.

         Our strategic plan depends upon the development and maintenance of strategic licensing and material supply relationships with high-volume manufacturers of OLEDs and OLED-containing products. We have entered into only two such relationships, one with Dupont Displays, Inc. and one with Tohoku Pioneer Corporation. All of our other relationships with manufacturers of OLEDs and OLED-containing products are currently limited to research, development and pre-commercial evaluation and qualification of our OLED technologies and materials. Our ability to enter into additional strategic licensing and supply relationships, or to maintain our existing relationships, may require us to make financial or other commitments. We might not be able, for financial or other reasons, to enter into or continue these relationships on commercially acceptable terms, or at all. Failure to do so would have a material adverse effect on us.

         Our prospects also will be significantly affected by our ability to sell our proprietary OLED materials to manufacturers of OLEDs. Our current Supply Agreement with PPG Industries, Inc. provides us with a source for these OLED materials and with exclusive rights to sell them to OLED manufacturers, but this agreement expires at the end of 2007. Our inability to continue obtaining these OLED materials from PPG Industries, Inc. or another source would have a material adverse effect on our sales of OLED materials and our ability to perform and support our customers' performance of OLED technology research.

If we cannot obtain appropriate patent and other intellectual property rights protection for our OLED technologies and materials, our business will suffer.

         The value of our OLED technologies and materials is dependent on our ability to secure and maintain appropriate patent and other intellectual property rights protection. Although we own or license many patents respecting our OLED technologies and materials that have already issued, there can be no assurance that additional patents applied for will be obtained, or that any of these patents, once issued, will afford commercially significant protection for our OLED technologies and materials, or will be found valid if challenged. Moreover, we have not obtained patent protection for some of our OLED technologies and materials in all foreign countries in which OLEDs might be manufactured or sold. In any event, the patent laws of other countries may differ from those of the United States as to the patentability of our OLED technologies and materials and the degree of protection afforded.

If our OLED technologies or materials are found to infringe the rights of others, we may not be able to commercially license or sell them.

         Other companies and institutions may independently develop OLED technologies and materials that are equivalent or superior to ours, and may obtain patent or similar rights with respect to these technologies. There are a number of other companies and organizations that have been issued patents and are filing additional patent applications relating to OLED technologies and materials, including Eastman Kodak Company, Fuji Photo Film Co., Canon, Inc., Pioneer Corporation, Semiconductor Energy Laboratories Co. and Mitsubishi Chemical Corporation, all of whom have patent rights related to OLED technologies and materials. There can be no assurance that the utilization of our OLED technologies or the sale of our OLED materials, including technologies and materials developed by or licensed from Princeton University, the University of Southern California, PPG Industries, Inc. or Motorola, Inc., will not infringe on the patent rights of others. In this event, we or our partners may be required to obtain licenses, pay damages, modify our products or methods of operation, or be prohibited from making, using, selling or offering to sell some or all OLEDs, OLED materials and OLED-containing products. We also might not have the financial or other resources necessary to enforce or defend a patent infringement action, and the licensors of our licensed patents might not enforce or defend such an action in a timely manner. If our OLED materials or products incorporating our OLED technologies are found to infringe on the patent or other intellectual property rights of others, it could have a material adverse effect on us by limiting our ability to sell our OLED materials or license our OLED technologies to manufacturers of OLEDs and OLED-containing products.

The U.S. Government has rights to our OLED technologies that might prevent us from realizing the benefits of these technologies.

         The U.S. Government, through various government agencies, has provided and continues to provide funding to us, Princeton University and the University of Southern California for research activities related to certain aspects of our OLED technologies. Because we have been provided with this funding, the government has rights to these OLED technologies that could restrict our ability to market them to the government for military and other applications, or to third parties for commercial applications. Moreover, if the government determines that we have not taken effective steps to achieve practical application of these OLED technologies in any field of use in a reasonable time, the government could require us to grant licenses to other parties in this field of use. Any of these occurrences would limit our ability to obtain the full benefits of our OLED technologies.

There are numerous potential alternatives to OLEDs for flat panel displays, which may limit our ability to commercialize our OLED technologies and materials.

         The flat panel display market is currently, and will likely continue to be for some time, dominated by products utilizing LCD technology. Numerous companies are making substantial investments in, and conducting research to improve characteristics of, LCD technology. Several other flat panel display technologies have been, or are being, developed, including technologies for the production of field emission, inorganic electroluminescence, gas plasma and vacuum fluorescent displays. Advances in LCD technology or any of these developing technologies may overcome their current limitations and permit them to become the leading technologies for flat panel displays, either of which could limit the potential market for flat panel displays utilizing our OLED technologies and materials. This, in turn, would cause manufacturers of OLEDs and OLED-containing products to avoid entering into commercial relationships with us or to terminate their existing relationships with us.

Because many of our competitors have better name-recognition and greater financial, technical, marketing and research capabilities, we may never be able to compete successfully in the flat panel display industry.

         The flat panel display industry is characterized by intense competition. Substantially all of our competitors have better name recognition and greater financial, technical, marketing, personnel and research capabilities than us. Our competitors may succeed in developing technologies and applications that are more cost-effective or have fewer display limitations than our OLED technologies. We may never be able to compete successfully or develop commercial applications for our OLED technologies.

If we cannot keep our key employees or hire other talented persons as we grow, our business might not succeed.

         Our performance is substantially dependent on the continued services of senior management and other key personnel, and our ability to offer competitive salaries and benefits to our employees. We do not have employment agreements with any of our management or key personnel. Additionally, competition for highly skilled technical, managerial and other personnel is intense. We might not be able to attract, hire, train, retain and motivate the highly skilled managers and employees we need to be successful. If we fail to attract and retain the necessary technical and managerial personnel, our business will suffer and might fail.

We can issue shares of preferred stock that can adversely affect your rights as a shareholder of our common stock.

         Our Articles of Incorporation authorize us to issue up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time-to-time by our Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights superior to those of shareholders of our common stock. For example, an issuance of shares of preferred stock could:

o   adversely affect the voting power of the shareholders of our common stock;

o   make it more difficult for a third party to gain control of us;

o   discourage bids for our common stock at a premium; or

o   otherwise adversely affect the market price of our common stock.


         Our Board of Directors has designated and issued two series of preferred stock that are currently outstanding: (a) 200,000 shares of Series A nonconvertible preferred stock, all of which are held by an entity controlled by members of the family of Sherwin Seligsohn, our Chairman of the Board and Chief Executive Officer, and (b) 300,000 shares of Series B convertible preferred stock that is held by Motorola. The Series B convertible preferred stock is convertible into shares of common stock in accordance with our Articles of Incorporation. As of January 15, 2004, the Series B convertible preferred stock is convertible into 343,916 shares of our common stock. We may issue additional shares of authorized preferred stock at any time in the future.

The market price of our common stock might be highly volatile.

         The market price of our common stock might be highly volatile, as has been the case with the securities of many other companies, particularly other small and emerging-growth companies. The following table sets forth the high and low bid quotation of our common stock as reported by the Nasdaq National Market for the periods indicated.

         --------------- ------------------------  -------------  --------------
                                                    High Close      Low Close
         --------------- ------------------------  -------------  --------------
                   2001
         --------------- ------------------------  -------------  --------------
                         First Quarter               $ 14.13         $ 7.03
         --------------- ------------------------  -------------  --------------
                         Second Quarter                20.00           7.88
         --------------- ------------------------  -------------  --------------
                         Third Quarter                 16.32           6.61
         --------------- ------------------------  -------------  --------------
                         Fourth Quarter                 9.88           6.55
         --------------- ------------------------  -------------  --------------

         --------------- ------------------------  -------------  --------------
                   2002
         --------------- ------------------------  -------------  --------------
                         First Quarter               $ 11.78         $ 8.17
         --------------- ------------------------  -------------  --------------
                         Second Quarter                11.80           8.30
         --------------- ------------------------  -------------  --------------
                         Third Quarter                  8.30           4.95
         --------------- ------------------------  -------------  --------------
                         Fourth Quarter                11.60           5.76
         --------------- ------------------------  -------------  --------------

         --------------- ------------------------  -------------  --------------
                   2003
         --------------- ------------------------  -------------  --------------
                         First Quarter                $ 8.70         $ 6.33
         --------------- ------------------------  -------------  --------------
                         Second Quarter                10.80           8.22
         --------------- ------------------------  -------------  --------------
                         Third Quarter                 10.74           8.17
         --------------- ------------------------  -------------  --------------
                         Fourth Quarter                15.45          10.30
         --------------- ------------------------  -------------  --------------

Factors such as the following may have a significant impact on the market price of our common stock in the future:

o   our expenses and operating results;

o announcements by us or our competitors of technological developments, new product applications or license arrangements; and

o other factors affecting the flat panel display and related industries in general.


The issuance of other publicly traded shares of our common stock could drive down the price of our stock.

         The price of our common stock can be expected to decrease if:

o other shares of our common stock that are currently subject to restriction on sale become freely salable, whether through an effective registration statement or based on Rule 144 under the Securities Act of 1933; or

o we issue additional shares of common stock that might be or become freely salable, including shares that would be issued upon conversion of our Series B convertible preferred stock.


If the price of our common stock goes down, we may have to issue more shares than are presently anticipated to be issued under the terms of our Development and License Agreement with PPG Industries, Inc.

         Under the Development and License Agreement between us and PPG Industries, we are required to issue to PPG Industries shares of our common stock for services rendered by it. If, at the time of issuance, the price of our common stock has declined materially since the date of the Development and License Agreement, we may be required to issue to PPG Industries more shares of our common stock than were initially anticipated. This increase in the number of shares available for public sale could cause people to sell our common stock, including in short sales, which could drive down the price of our common stock, thus reducing its value and perhaps hindering our ability to raise additional funds in the future. In addition, such an increase in the number of outstanding shares of our common stock would further dilute existing holders of this stock.

Our executive officers and directors own a large percentage of our common stock and could exert significant influence over matters requiring shareholder approval, including takeover attempts.

         Our executive officers and directors, and their respective affiliates, beneficially own as of January 15, 2004, approximately 11.0% of the outstanding shares of our common stock. Moreover, Pine Ridge Financial Inc. and First Investors Holding Co., Inc., as successor to Strong River Investments, Inc., assigned to our management their rights to vote the shares of our common stock issued to them upon conversion of warrants issued to them in an August 2001 private placement transaction, of which warrants to purchase 744,452 shares remain outstanding as of January 15, 2004. Accordingly, these shareholders and members of management may, as a practical matter, be able to exert significant influence over matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combinations. This concentration could also have the effect of delaying or preventing a change in control of us.

Our past use of Arthur Andersen LLP as our independent auditor limits the ability of shareholders to seek potential recoveries from them related to their work.

         On July 30, 2002, we announced that we had appointed KPMG LLP to replace Arthur Andersen LLP (Arthur Andersen) as our independent public auditor. Our consolidated financial statements as of and for each of the years ended December 31, 1999 through 2001 were audited by Arthur Andersen. After reasonable efforts, we were unable to obtain Arthur Andersen's consent to the incorporation by reference into the registration statement of which this prospectus supplement is a part of its report with respect to our financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 allowed us to file the registration statement without a written consent from Arthur Andersen.

         The absence of this consent may limit recovery by investors in an offering made using this prospectus on certain claims. In particular, and without limitation, investors will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act of 1933. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to us) will be limited as a practical matter due to events regarding Arthur Andersen. This means that if an investor in an offering made using this prospectus were to assert a claim under Section 11 of the Securities Act relating to its investment, that investor would not be able to seek damages from Arthur Andersen. Thus, as compared to a hypothetical investor in an offering by another company whose inclusion of financial statements in its annual report was consented to by that company's independent auditor, an investor in an offering made using this prospectus would have fewer alternatives in seeking damages relating to its investment.

                                   OUR COMPANY

         Universal Display Corporation is engaged in the research, development and commercialization of organic light emitting device, or OLED, technologies for use in flat panel displays, lasers and light generating devices. We expect the initial market for our technologies to be in the electronic flat panel display industry. This industry includes such products as:

         o     cellular phone displays;

         o portable personal digital assistants and Internet access-type devices;

         o     laptop computers; and

         o     television and computer monitors.


         Our executive offices are located at 375 Phillips Boulevard, Ewing, New Jersey 08618. Our phone number is (609) 671-0980. Our web site can be found at www.universaldisplay.com.

                      SECURITIES OFFERED BY THIS PROSPECTUS

         Using this prospectus, we may offer from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering:

         o     shares of common stock, $0.01 par value;

         o     shares of preferred stock, $0.01 par value;

         o     warrants to purchase shares of common stock or preferred stock;
               and

         o     depositary shares.


         The shares of preferred stock may, at our option, be issued in the form of depositary shares evidenced by depositary receipts, and may be convertible into or exchangeable for shares of our common stock or other securities issued by us.

                                 USE OF PROCEEDS

         Unless otherwise provided in the applicable prospectus supplement accompanying this prospectus, the net proceeds, if any, from the sale of the securities offered hereby will be used for general corporate purposes, including the acquisition or development of properties, assets, entities or technologies, and the repayment of indebtedness. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, we will describe them in the prospectus supplement. The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amount of the net proceeds we will receive from the sale of such securities, as well as the timing of receipt of those proceeds, will depend upon our funding requirements. If we elect at the time of an issuance of securities to make different or more specific uses of the proceeds than as set forth herein, we will describe those uses in the applicable prospectus supplement.

                                 CERTAIN RATIOS

         The ratios of our earnings to combined fixed charges and preferred stock dividends for the nine months ended September 30, 2003 and the years ended December 31, 2002, 2001, 2000, 1999 and 1998 are not meaningful because we did not have earnings during any of those periods. The dollar amount of the deficiency in each of such periods was $11,619,623, $31,019,201, $16,356,100,
$9,529,046, $5,125,006 and $2,793,842, respectively.

         For the purpose of computing the amount of our combined fixed charges and preferred stock dividends, fixed charges consist of interest costs, whether expensed or capitalized, and amortization of debt discounts. Preferred stock dividends consist of deemed dividends relating to beneficial conversion features of certain of the outstanding series of preferred stock.

                         DESCRIPTION OF PREFERRED STOCk

General

         The rights, preferences, privileges and restrictions of the shares of preferred stock in respect of which this prospectus is delivered, if any, shall be described in the prospectus supplement relating to those shares of preferred stock. Among the terms of the preferred stock which may be specified in the related prospectus supplement are the following:

         o the annual dividend rate, if any, or the means by which the dividend rate may be calculated, including the possibility that the dividend rate may bear an inverse relationship to some index or standard;

         o the date or dates from which dividends shall accrue, the date or dates on which dividends shall be paid and whether dividends shall be cumulative;

         o the price at which and the terms and conditions on which the series of preferred stock described in the prospectus supplement may be redeemed, including the period of time during which the shares may be redeemed, any premium to be paid over and above the par value of the preferred stock, and whether and to what extent accumulated dividends on the preferred stock will be paid upon the redemption of the shares;

         o the liquidation preference, if any, over and above the par value of the shares of preferred stock and whether and to what extent the holders of those shares shall be entitled to accumulated dividends in the event of the voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

         o whether the preferred stock shall be subject to the operation of a retirement or sinking fund and, if so, a description of the operation of the retirement or sinking fund;

         o the terms and conditions, if any, on which the preferred stock may be convertible into, or exchangeable for, shares of any other class or classes of our equity interests, including the price or rate of conversion or exchange and the method for effecting the conversion or exchange;

         o a description of the voting rights, if any, of the preferred stock; and

         o other preferences, rights, qualifications or restrictions or material terms of the preferred stock.


         The description of the foregoing provisions of the preferred stock as set forth in the applicable prospectus supplement is only a summary, is not complete and is subject to, and is qualified in its entirety by, reference to the definitive Articles of Amendment to our Articles of Incorporation relating to that series of preferred stock. In connection with any offering of preferred stock, the Articles of Amendment will be filed with the SEC as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part.

Rank

         Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, with respect to dividend rights and rights upon the liquidation, dissolution or winding up of our company or affairs, rank:

         o senior to all classes or series of common stock, and to all equity securities ranking junior to that series of preferred stock;

         o on a parity with all equity securities issued by us, the terms of which specifically provide that those equity securities rank on a parity with that series of preferred stock; and

         o junior to all equity securities issued by us, the terms of which specifically provide that those equity securities rank senior to that series of preferred stock.


         For these purposes, the term "equity securities" does not include convertible debt securities.

Dividends

         Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our Board of Directors, out of our assets legally available for payment, cash dividends, or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as will be set forth in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear in our shareholder records at the close of business on the record date(s) as shall be fixed by the Board of Directors.

         Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of that series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on the series are declared payable on any future dividend payment date.

         Unless otherwise specified in the applicable prospectus supplement, if any shares of preferred stock of any series are outstanding, no full dividends shall be declared, paid or set apart for payment on any of our capital shares of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of that series for any period unless (i) if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then-current dividend period; or
(ii) if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that series for the then-current dividend period have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon preferred stock of any series, as well as on the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of that series, all dividends declared upon preferred stock of that series and any other series of preferred stock ranking on a parity therewith shall be declared pro rata so that the amount of dividends declared per share of preferred stock of that series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of that series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such shares of preferred stock do not have a cumulative dividend) and the other series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of any series which may be in arrears.

         Except as provided in the immediately preceding paragraph, unless (i) if the series of preferred stock has a cumulative dividend, full cumulative dividends on the shares of preferred stock of that series have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for payment, for all past dividend periods and the then-current dividend period; and (ii) if the series of preferred stock does not have a cumulative dividend, full dividends on the shares of preferred stock of that series for the then-current dividend period have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, no dividends (other than in shares of common stock or other capital stock ranking junior to the shares of preferred stock of such series as to dividends and upon liquidation) shall be declared, paid or set aside for payment or other distribution upon the shares of common stock, or any other of our capital shares ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, nor shall any shares of common stock, or any other of our capital shares ranking junior to or on a parity with the preferred stock of that series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to, or made available for, a sinking fund for the redemption of any such shares) by us, except by conversion into or exchange for other of our capital shares ranking junior to the shares of preferred stock of that series as to dividends and upon liquidation.

Redemption

         If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.

         The prospectus supplement relating to a series of shares of preferred stock that is subject to mandatory redemption will specify the number of those shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such shares of preferred stock do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for shares of preferred stock of any series is payable only from the net proceeds of the issuance of our capital shares, the terms of those shares of preferred stock may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the shares of preferred stock shall automatically and mandatorily be converted into the applicable capital shares pursuant to conversion provisions specified in the applicable prospectus supplement.

         Notwithstanding the foregoing, unless (i) if the series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of preferred stock of any series shall have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, for all past dividend periods and the then-current dividend period; and (ii) if the series of preferred stock does not have a cumulative dividend, full dividends of the shares of preferred stock of any series for the then-current dividend period have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, no shares of preferred stock of any series shall be redeemed unless all outstanding shares of preferred stock of that series are simultaneously redeemed. The foregoing, however, shall not prevent the purchase or acquisition of shares of preferred stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series. In addition, unless (i) if the series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of preferred stock shall have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, for all past dividends periods and the then-current dividend period; and (ii) if the series of preferred stock does not have a cumulative dividend, full dividends on the shares of preferred stock of any series for the then-current dividend period have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof is set apart for payment, we shall not purchase or otherwise acquire, directly or indirectly, any shares of preferred stock of that series, except by conversion into or exchange for other of our capital shares ranking junior to the shares of preferred stock of such series as to dividends and upon liquidation. The foregoing, however, shall not prevent the purchase or acquisition of shares of preferred stock of that series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series.

         If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares), or by lot in a manner determined by us.

         Notice of redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each holder of record of shares of preferred stock of any series to be redeemed at the address shown on our share transfer books. Each notice shall state:

         o     the redemption date;

         o the number and series of shares of preferred stock to be redeemed;

         o the place or places where the shares of preferred stock are to be surrendered for payment of the redemption price;

         o that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

         o the date upon which the holder's conversion rights, if any, as to such shares shall terminate.

         If fewer than all of the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder of shares of that series shall also specify the number of shares of preferred stock to be redeemed from that holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for redemption have been set aside by us, from and after the redemption date dividends will cease to accrue on those shares of preferred stock, and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

         Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any shares of our common stock or any other class or series of our capital shares ranking junior to the shares of preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our company or affairs, the holders of shares of each series of preferred stock shall be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (as set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such shares of preferred stock do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of our company or affairs, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital shares ranking on a parity with the shares of preferred stock in the distribution of assets, then the holders of the shares of preferred stock and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         If liquidating distributions shall have been made in full to all holders of shares of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of capital shares ranking junior to the shares of preferred stock upon liquidation, dissolution or winding up of our company or affairs, according to their respective rights and preferences and in each case according to their respective number of shares. For these purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our company or affairs.

Voting Rights

         Holders of shares of preferred stock will not have any voting rights except as indicated in the applicable prospectus supplement.

Conversion Rights

         The terms and conditions, if any, upon which shares of any series of shares of preferred stock are convertible into shares of our common stock will be set forth in the applicable prospectus supplement relating to that series. These terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of the shares of preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting the conversion in the event of the redemption of that series of shares of preferred stock.

Shareholder Liability

         As discussed above under "Description of Preferred Stock -- General," applicable Pennsylvania law provides that no shareholder, including holders of shares of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for such acts or obligations.

Registrar and Transfer Agent

         The Registrar and Transfer Agent for the preferred stock will be set forth in the applicable prospectus supplement.

Depositary Shares

         We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to the shares of preferred stock) of a share of such shares of preferred stock.

         The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by the depositary share, to all the rights and preferences of the preferred share, represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

         The above description of the depositary shares is only a summary, is not complete and is subject to, and is qualified in its entirety by, the description in the applicable prospectus supplement and the provisions of the deposit agreement, which will contain the form of depositary receipt. A copy of the deposit agreement will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part.

                             DESCRIPTION OF WARRANTS

         We may issue separately, or together with any common stock or preferred stock offered by any prospectus supplement, warrants for the purchase of other shares of common stock or preferred stock ("Warrants"). The Warrants may be issued under warrant agreements (each, a "Warrant Agreement") to be entered into between us and a bank or trust company, as warrant agent (the "Warrant Agent"), or may be represented by certificates evidencing the Warrants (the "Warrant Certificates"), all as set forth in the prospectus supplement relating to the particular series of Warrants. The following summaries of certain provisions of the Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of any related Warrant Agreement and Warrant Certificate, respectively, including the definitions therein of certain terms. Wherever defined terms of the Warrant Agreement are summarized herein or in a prospectus supplement, it is intended that such defined terms shall be incorporated herein or therein by reference. In connection with any offering of Warrants, any such Warrant Agreement or a form of any such Warrant Certificate will be filed with the SEC as an exhibit to or incorporated by reference in the registration statement.

General

         The prospectus supplement relating to the particular series of Warrants offered thereby will describe the terms of the offered Warrants, any related Warrant Agreements and Warrant Certificates, including the following, to the extent applicable:

         o if the Warrants are offered for separate consideration, the offering price and the currency for which Warrants may be purchased;

         o the number of shares of common stock purchasable upon exercise of common stock warrants and the price at which such number of shares of common stock may be purchased upon such exercise;

         o the date, if any, on and after which the offered warrants and the related shares of common stock will be separately transferable;

         o the date on which the right to exercise the offered Warrants shall commence and the date on which such right shall expire;

         o a discussion of the specific U.S. federal income tax, accounting and other considerations applicable to the Warrants, or to any securities purchasable upon the exercise of the Warrants;

         o whether the offered Warrants represented by Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered;

         o     any applicable anti-dilution provisions;

         o     any applicable redemption or call provisions;

         o     any applicable book-entry provisions; and

         o     any other terms of the offered Warrants.


         Warrant Certificates will be exchangeable on the terms specified in the related prospectus supplement for new Warrant Certificates of different denominations and Warrants may be exercised, as applicable, at our corporate offices, the corporate trust office of the Warrant Agent or any other office indicated in the prospectus supplement relating thereto. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the shares of common stock purchasable upon such exercise, including the right to receive payments of dividends or distributions of any kind, if any, on the shares of common stock or preferred stock purchasable upon exercise or to exercise any applicable right to vote such shares.

Exercise of Warrants

         Each Warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or be determinable from, the prospectus supplement relating to such Warrant, by payment of such exercise price in full in the currency and in the manner specified in such prospectus supplement. Warrants may be exercised at any time up to the close of business on their expiration date(s) (or any later date to which we may extend such expiration date(s)); unexercised Warrants will become null and void.

         Upon receipt at the corporate trust office of the Warrant Agent or any other office indicated in the related prospectus supplement of (a) payment of the exercise price and (b) the Warrant Certificate properly completed and duly executed, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon such exercise to the holder of such Warrant. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining number of Warrants.

                              PLAN OF DISTRIBUTION

         We may sell the securities being offered hereby: (a) directly to purchasers; (b) through agents; (c) through underwriters; (d) through dealers; or (e) through a combination of any such methods of sale.

         The distribution of the securities may be effected from time to time in one or more transactions:

         o     at a fixed price or at final prices, which may be changed;

         o     at market prices prevailing at the time of sale;

         o     at prices related to such prevailing market prices; or

         o     at negotiated prices.

         Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent, which may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

         If an underwriter is, or underwriters are, utilized in the offer and sale of securities in respect of which this prospectus and the accompanying prospectus supplement are delivered, we will execute an underwriting agreement with such underwriter(s) for the sale to it or them and the name(s) of the underwriter(s) and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in such prospectus supplement, which will be used by the underwriter(s) to make resales of the securities in respect of which this prospectus and such prospectus supplement are delivered to the public. The securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be identified in the applicable prospectus supplement.

         If an agent is used in an offering of securities being offered by this prospectus, the agent will be named, and the terms of the agency will be described, in the applicable prospectus supplement relating to the offering. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

         If indicated in the applicable prospectus supplement, we will authorize underwriters or their other agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In all cases, these purchasers must be approved by us. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

         Certain of the underwriters, dealers or agents utilized by us in any offering hereby may be customers of, including borrowers from, engage in transactions with, and perform services for us or one or more of our affiliates in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled, under agreements which may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

         Until the distribution of the securities is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members, if any, to bid for and purchase the securities. As an exception to these rules, the representatives of the underwriters, if any, are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

         If underwriters create a short position in the securities in connection with the offering thereof (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the representatives of such underwriters may reduce that short position by purchasing securities in the open market. Any such representatives also may elect to reduce any short position by exercising all or part of any over-allotment option described in the applicable prospectus supplement.

         Any such representatives also may impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering thereof.

         In general, purchases of a security for the purpose of stabilization or to reduce a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. The imposition of a penalty bid might have an effect on the price of a security to the extent that it were to discourage resales of the security by purchasers in the offering.

         Neither we nor any of the underwriters, if any, makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any of the underwriters, if any, makes any representation that the representatives of the underwriters, if any, will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. We cannot give any assurances that there will be a market for any of the securities offered by this prospectus and any prospectus supplement.

         We estimate that the total expenses we will incur in offering the securities to which this prospectus relates, excluding underwriting discounts and commissions, if any, will be approximately $400,000.

                                  LEGAL MATTERS

         Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, will pass on the validity of the securities.

                                     EXPERTS

         The consolidated financial statements of Universal Display Corporation and subsidiary (a development stage company) as of December 31, 2002, and for the year ended December 31, 2002, and for the period from June 17, 1994 (inception) through December 31, 2002, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of Universal Display Corporation and subsidiary (a development stage company) as of December 31, 2001 and for each of the years in the two-year period ended December 31, 2001, and for the period from June 17, 1994 (inception) through December 31, 2002 to the extent related to the period from June 17, 1994 (inception) through December 31, 2001, were audited by Arthur Andersen LLP. Those other auditors have ceased operations. Those other auditors expressed an unqualified opinion on those consolidated financial statements in their report dated March 5, 2002. KPMG LLP's opinion on the statements of operations, shareholders' equity (deficit) and cash flows, insofar as it relates to the amounts included for the period from June 17, 1994 (inception) through December 31, 2001, is based solely on the report of the other auditors.

         There is no effective remedy against Arthur Andersen LLP in connection with a material misstatement or omission in the financial statements audited by them, particularly in the event that Arthur Andersen ceases to exist as an entity or becomes insolvent as a result of the conviction or other proceedings against it. For more information concerning Arthur Andersen LLP, see "Risk Factors" in this Prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution

         The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

              SEC registration fee                                   $   4,045
              Printing and engraving fees                              100,000
              Legal fees                                               200,000
              Accounting fees                                           50,000
              Miscellaneous                                             45,955
                                                                     ---------
              Total                                                  $ 400,000



Item 15.      Indemnification of Directors and Officers

         Chapter 17, Subchapter D of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") contains provisions permitting indemnification of officers and directors of a business corporation in Pennsylvania.

         Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such in connection with any threatened, pending or completed civil, administrative or investigative proceeding, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

         Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

         Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Chapter 17-Subchapter D of the PBCL.

         The Registrant's By-laws provide a right to indemnification to the full extent permitted by law, for expenses (including attorneys' fees), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Registrant (a derivative action) by reason of the fact that such director or officer is or was serving as a director, officer, employee or agent of the Registrant or, at the request of the Registrant, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is financially determined by a court to have constituted willful misconduct or recklessness. The By-laws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

         The Registrant's By-laws authorize the Registrant to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board of Directors so determines, purchasing and maintaining insurance.

Item 16.      List of Exhibits

         The exhibits filed as part of this registration statement are as follows:

Exhibit
Number        Description
-------       -----------

5.1 Opinion of Morgan, Lewis & Bockius LLP regarding legality of securities being registered.

23.1 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.2          Consent of KPMG LLP.

              Consent of Arthur Andersen LLP (omitted pursuant to Rule 437A as described in Exhibit 23.2).

24.1 Powers of Attorney (included as part of the signature page hereof).

Item 17.      Undertakings

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned thereunto duly authorized, in Ewing, New Jersey, on January 21, 2004.

                          UNIVERSAL DISPLAY CORPORATION


                                           By:   /s/ Sidney D. Rosenblatt
                                                 ---------------------------
                                                 Sidney D. Rosenblatt
                                                 Executive Vice President
                                                 and Chief Financial Officer

         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Each person in so signing also makes, constitutes and appoints Steven
V. Abramson and Sidney D. Rosenblatt, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, and including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.


                   Signature                                         Title                               Date
                   ---------                                         -----                               ----
                                                     Chief Executive Officer and Chairman of the
/s/ Sherwin I. Seligsohn                             Board (principal executive officer)           January 21, 2004
-------------------------------------------------
Sherwin I. Seligsohn

                                                     President, Chief Operating Officer and
/s/ Steven V. Abramson                               Director                                      January 21, 2004
-------------------------------------------------
Steven V. Abramson

                                                     Executive Vice President, Chief Financial
                                                     Officer, Treasurer, Secretary and Director
/s/ Sidney D. Rosenblatt                             (principal financial and accounting officer)  January 21, 2004
-------------------------------------------------
Sidney D. Rosenblatt


/s/ Leonard Becker                                   Director                                      January 21, 2004
-------------------------------------------------
Leonard Becker


/s/ Elizabeth H. Gemmill                             Director                                      January 21, 2004
-------------------------------------------------
Elizabeth H. Gemmill


/s/ C. Keith Hartley                                 Director                                      January 21, 2004
-------------------------------------------------
C. Keith Hartley


/s/ Lawrence Lacerte                                 Director                                      January 21, 2004
-------------------------------------------------
Lawrence Lacerte

                          UNIVERSAL DISPLAY CORPORATION

                                      INDEX


     Exhibit Number        Description
     --------------        -----------

           5.1             Opinion of Morgan Lewis & Bockius, LLP.
          23.1 Consent of Morgan Lewis & Bockius LLP (contained in the opinion of counsel filed as Exhibit 5.1 hereto).
          23.2             Consent of KPMG LLP.
                           Consent of Arthur Andersen LLP (omitted pursuant to Rule 437A as described in Exhibit 23.2).
          24.1 Powers of Attorney (included as part of the signature page hereof).